CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated March 16, 2000, which is incorporated by reference, in this Registration Statement (Form N-1A No. 33-25941) of Dreyfus Treasury Prime Cash Management.




                                                   ERNST & YOUNG LLP


New York, New York
May 24, 2000